Direct Dial: (215) 564-8115


                             January 24, 1996



The Crowley Portfolio Group, Inc.
1813 Marsh Road
Suite H
Wilmington, DE  19810

          Re:  The Crowley Portfolio Group, Inc.

Gentlemen:

          We have examined the Articles of Incorporation of The
Crowley Portfolio Group, Inc. (the "Fund"), a Maryland corporation, the by-laws of the Fund, its form of Capital Stock Certificate, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statement under the Securities Act of 1933 ("Securities Act") and the Investment
Company Act of 1940 ("Investment Company Act"), as well as other items we deem material to this opinion.

          You have now advised us that the Fund is about to file, pursuant to the provisions of Rule 24f-2 under the Investment Company Act, a Notice for the purpose of registering under the Securities Act the 475,941 shares of Capital Stock sold by the Fund pursuant to Rule 24f-2 during its fiscal year ending November 30, 1995, 108,506 of which were shares of The Crowley Growth Portfolio, 275,615 of which were shares of The Crowley Income Portfolio and 91,820 of which were shares of The Crowley
Diversified Management Portfolio. You have informed us that the shares were sold in accordance with the Fund's usual method of distributing its shares whereby currently effective prospectuses are made available for delivery to offerees and purchasers of shares in accordance with Section 5(b) of the Securities Act.

          Based upon the foregoing information and examination, it is our opinion that the 475,941 shares of the Fund's Capital Stock, 108,506 of which were shares of The Crowley Growth Portfolio, 275,615 of which were shares of The Crowley Income Portfolio and 91,820 of which were shares of The Crowley Diversified Management Portfolio, sold in the fiscal year ending November 30, 1995, pursuant to Rule 24f-2, have been legally issued and are fully-paid, non-assessable and legally outstanding shares of the Capital Stock of the Fund.

          We hereby consent to the use of this opinion as an exhibit to the Notice under Rule 24f-2 of the Fund, covering the registration of the said shares under the Securities Act and the applications and registration statements, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Prospectus of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.


                         Very truly yours,

                         STRADLEY, RONON, STEVENS & YOUNG, LLP

                         By: /s/Bruce G. Leto

a:crowley.ed7 (.ed5&6 w/c)